UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2015

ARATANA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35952	38-3826477
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation or organization)	File Number)	Identification No.)

1901 Olathe Blvd., Kansas City, KS 66103	66103
(Address of principal executive offices)	(Zip Code)

(913) 353-1000

(Registrant’s telephone number, including area code)

N/A

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement

Sales Agreement

On October 16, 2015, Aratana Therapeutics, Inc. (the “Company”) entered into a Sales Agreement (the “Sales Agreement”) with Barclays Capital Inc. (“Barclays”) pursuant to which the Company may sell from time to time, at its option, up to an aggregate of $52.0 million of shares of its common stock (the “Shares”) through Barclays, as sales agent. Sales of the Shares, if any, will be made under the Company’s previously filed and currently effective Registration Statement on Form S-3 (Reg. No. 333-197414), by means of ordinary brokers’ transactions on The NASDAQ Global Market or otherwise. Additionally, under the terms of the Sales Agreement, the Shares may be sold at market prices, at negotiated prices or at prices related to the prevailing market price. Barclays will use reasonable efforts to sell the Shares from time to time, based upon the Company’s instructions (including any price, time or size limits or other customary parameters or conditions the Company may impose). The Company cannot provide any assurances that it will issue any shares of its common stock pursuant to the Sales Agreement. The Company will pay Barclays a commission of 2.75% of the gross proceeds from the sale of the Shares, if any. The Company has also agreed to provide Barclays with customary indemnification rights. The offering of the Shares will terminate upon the earliest of (a) the sale of all of the Shares or (b) the termination of the Sales Agreement by the Company or Barclays.

The foregoing description of the Sales Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Latham & Watkins LLP, counsel to the Company, has issued an opinion to the Company, dated October 16, 2015, regarding the validity of the shares of common stock to be issued and sold pursuant to the Sales Agreement. A copy of the opinion is filed as Exhibit 5.1 to this Current Report on Form 8-K.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of any offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Loan and Security Agreement

On October 16, 2015, the Company and Vet Therapeutics, Inc. (“Vet Therapeutics” and together with the Company, the “Borrowers”) entered into a Loan and Security Agreement (the “Loan Agreement”) with Pacific Western Bank (“Pacific Western Bank”) as collateral agent (“Collateral Agent”) and a lender and Oxford Finance LLC (“Oxford” and together with Pacific Western Bank, the “Lenders”) as a lender, pursuant to which the Lenders agreed to make available to the Borrowers term loans in an aggregate principal amount up to $35.0 million (the “Term Loan”), and a revolving credit facility in an aggregate principal amount up to $5.0 million (the “Revolving Line” and together with the Term Loan, the “Credit Extensions”), subject to certain conditions to funding.  A term loan is expected to be made on October 16, 2015 in an aggregate principal amount equal to $35.0 million, and an advance under the Revolving Line is expected to be made on October 16, 2015 in an aggregate principal amount equal to $5.0 million.  The Borrowers are required to make interest-only payments on the Term Loan for 18 months, and beginning on May 1, 2017, the Borrowers are required to make payments of principal and accrued interest on the Term Loan in equal monthly installments over a term of 30 months.  The interest-only period can be extended by one year to May 1, 2018 if the Borrowers have at least four products fully USDA- or FDA-approved, plus another product conditionally- or fully-approved, in each case for commercialization by December 31, 2016, and agree to certain other financial covenants with the Lenders.  The Credit Extensions bear interest per annum at the greater of (i) 6.91% and (ii) 3.66% plus the prime rate, which is customarily defined.  All principal and accrued interest on the Term Loan are due on October 16, 2019 (the “Term Loan Maturity Date”), and all principal and accrued interest on the Revolving Line are due on October 16, 2017 (the “Revolving Maturity Date”).

The Borrowers plan to use approximately $15.0 million of the proceeds from the Credit Extensions to repay all the amounts owed by the Borrowers under their Loan and Security Agreement, dated as of March 4, 2013, as amended, with Pacific Western Bank (as successor in interest to Square 1 Bank) and the lenders party thereto (the “Prior Loan Agreement”).

As security for their obligations under the Loan Agreement, the Borrowers granted a security interest in substantially all of their existing and after-acquired assets except for their intellectual property and certain other customary exclusions.  Subject to customary exceptions, the Borrowers are not permitted to encumber their intellectual property.

Upon execution of the Loan Agreement, the Borrowers were obligated to pay a facility fee to the Lenders of $150,000, and an agency fee to the Collateral Agent of $100,000.  In addition, the Borrowers are obligated to pay a final payment fee equal to 3.30% of such Term Loan being prepaid or repaid with respect to the Term Loans upon the earliest to occur of the Term Loan Maturity Date, the acceleration of any Term Loan or the prepayment of a Term Loan.  The Borrowers will also be obligated to pay a termination fee equal to 3.30% of the highest outstanding amount of the Revolving Line with respect to the Revolving Line upon the earliest to occur of the Revolving Maturity Date, the acceleration of the Revolving Line or the termination of the Revolving Line.  The Borrowers will also be obligated to pay an unused-line fee equal to 0.25% per annum of the average unused portion of the Revolving Line.

The Loan Agreement contains customary representations and warranties and customary affirmative and negative covenants, including, among others, limits or restrictions on the Borrowers’ ability to incur liens, incur indebtedness, make certain restricted payments, make certain investments, merge, consolidate, make an acquisition, enter into certain licensing arrangements and dispose of certain assets.  In addition, the Loan Agreement contains customary events of default that entitle the Lenders to cause the Borrowers’ indebtedness under the Loan Agreement to become immediately due and payable.  The events of default, some of which are subject to cure periods, include, among others, a non-payment default, a covenant default, the occurrence of a material adverse change, the occurrence of an insolvency, a material judgment default, defaults regarding other indebtedness and certain actions by governmental authorities.  Upon the occurrence and for the duration of an event of default, an additional default interest rate equal to 4% per annum will apply to all obligations owed under the Loan Agreement.

The Loan Agreement requires that the Borrowers receive unrestricted net cash proceeds of at least $45.0 million from the issuance of equity securities and/or payments related to partnering transactions from October 16, 2015 to October 16, 2016. The Loan Agreement also requires that the Borrowers have at least three products fully USDA- or FDA-approved for commercialization by December 31, 2016.  Additionally, the Loan Agreement requires that the Borrowers maintain certain minimum liquidity at all times.  At October 16, 2015, the Borrowers were in compliance with all financial covenants.

The foregoing summary of the Loan Agreement is qualified in its entirety by reference to the full text of the Loan Agreement, a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement

The foregoing description in Item 1.01 above regarding the Loan Agreement and the Prior Loan Agreement is incorporated into this Item 1.02 by reference.  This description is qualified in its entirety by reference to the full text of the Loan Agreement, a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The foregoing description in Item 1.01 above regarding the Loan Agreement is incorporated into this Item 2.03 by reference.  This description is qualified in its entirety by reference to the full text of the Loan Agreement, a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

5.1	Opinion of Latham & Watkins LLP.

10.1	Sales Agreement, dated as of October 16, 2015, by and between Aratana Therapeutics, Inc. and Barclays Capital Inc.
10.2

Loan and Security Agreement, dated as of October 16, 2015, by and among Pacific Western Bank, as collateral agent, the lenders listed on Schedule 1.1 thereto, Oxford Finance LLC, Aratana Therapeutics, Inc., and Vet Therapeutics, Inc.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARATANA THERAPEUTICS, INC.

Date: October 16, 2015	By:	/s/ Steven St. Peter
Steven St. Peter, M.D.
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Latham & Watkins LLP.
10.1	Sales Agreement, dated as of October 16, 2015, by and between Aratana Therapeutics, Inc. and Barclays Capital Inc.
10.2	Loan and Security Agreement, dated as of October 16, 2015, by and among Pacific Western Bank, Oxford Finance LLC, Aratana Therapeutics, Inc., and Vet Therapeutics, Inc.
23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).